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                                                                 EXHIBIT (a)(31)

                                    DELAWARE                  PAGE 1
                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PILGRIM MUTUAL FUNDS", CHANGING ITS NAME FROM "PILGRIM MUTUAL FUNDS" TO "ING MUTUAL FUNDS", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF FEBRUARY, A.D. 2002, AT 5 O'CLOCK P.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF MARCH, A.D. 2002.

                                    [STAMP]

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                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 05:00 PM 02/19/2002
                                                        020109301 - 2319526

                           CERTIFICATE OF AMENDMENT OF
                              CERTIFICATE OF TRUST

                                       OF

                              PILGRIM MUTUAL FUNDS

         This Certificate of Amendment ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (Del. Code Ann. tit. 12, sections 3801 et seq.) and sets forth the following:

         1.       The name of the Trust is: Pilgrim Mutual Funds ("Trust").

         2. The registered office of the Trust is: The Corporation Trust Company, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

         3. This is a registered investment company under the Investment Company Act of 1940, as amended.

         4. The Trust's Certificate of Trust is hereby amended to change the name of the Trust to "ING Mutual Funds."

         5.       This certificate shall be effective on March 1, 2002.

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         IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have duly executed this Certificate of Amendment of Pilgrim Mutual Funds on this 15th day of February,2002

/s/ JOHN G. TURNER                                   /s/ JOCK PATTON
--------------------------                           ---------------------------
John G. Turner                                       Jock Patton

/s/ PAUL S. DOHERTY                                  /s/ DAVID W.C. PUTNAM
--------------------------                           ---------------------------
Paul S. Doherty                                      David W.C. Putnam

                                                     /s/ BLAINE E. RIEKE
                                                     ---------------------------
                                                     Blaine E. Rieke

/s/ WALTER H. MAY                                    /s/ RICHARD A. WEDEMEYER
--------------------------                           ---------------------------
Walter H. May                                        Richard A. Wedemeyer

/s/ THOMAS J. MCINERNEY
--------------------------
Thomas J. Mcinerney